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                                  EXHIBIT 24.3

                CONSENT OF ALBRIGHT, PERSING & ASSOCIATES, LTD.
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                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in Amendment #3 to the Registration Statement of New Directions Manufacturing, Inc. on Form SB-2 of our reports dated May 30, 1996 and November 10, 1997, appearing in the Prospectus, which is part of this Registration Statement.


/s/ ALBRIGHT, PERSING & ASSOCIATES, LTD.
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ALBRIGHT, PERSING & ASSOCIATES, LTD.
Reno, Nevada
November 19, 1997